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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the inclusion in this Form 8-K/A No. 1 dated April 6, 1998 and the incorporation by reference into the Registrant's previously filed Registration Statement on Form S-3 (File No. 333-43641) of our report dated April 23, 1998 on our audit of the combined historical statement of revenues and certain expenses of 1998 Acquisition I Properties for the year ended December 31, 1997.









                                          COOPERS & LYBRAND L.L.P.


Chicago, Illinois
June 16, 1998





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